Item 77Q1(a)

Amended Schedule B, dated February 15, 2017, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014).Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on February 27, 2017 (Accession Number 0001193125-17-058752).